Exhibit 10.31



                                LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (the "Agreement") is entered into this 15th day of December, 1997 by and between Life International Products, Inc., a California corporation (the "Licensor"), and Seven Star International Holding, Inc., a British Virgin Islands corporation (the "Licensee"), with respect to the following:

     WHEREAS, Licensor is the owner and developer of the Process, as that term is defined below, and is the owner, by assignment, of patents and patent applications in the United States, Canada and various other countries throughout the world claiming the Process for its manufacture; and

     WHEREAS, Licensee desires to obtain a license from Licensor to use the Process to process, produce, promote and sell products in Licensee's fields of interest as described in this Agreement, and to use the Equipment or Unit(s), as defined below, provided by the Licensor to enable Licensee to so utilize the Process and Licensor is willing to grant such license and provide such Unit(s).

     NOW, THEREFORE, in consideration of the terms and conditions and mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. Definitions. Terms defined in this Section 1 and elsewhere in this Agreement, parenthetically and/or in quotations, shall have the same meaning throughout the Agreement. Defined terms may be used in the singular or plural.

          1.1. "Process" shall mean the process for enriching water with oxygen, developed and owned by Licensor wherein the liquid is saturated with a high concentration of dissolved oxygen as more fully described in Exhibit A and in the Intellectual Property.

          1.2. "Intellectual Property" shall mean the patents, patent applications, trademarks, service marks, copyrights, technology and know-how owned by Licensor and relating to the Process and includes, without limitation, the patents and patent applications listed on Exhibit B and any reissue, extension or addition to any such patents and/or patent applications.

          1.3. "Intellectual Property Rights" shall mean Licensor's sole and exclusive right to make use of the Intellectual Property, including the right to license to any party the Intellectual Property, or any portion thereof.

          1.4. "Equipment" shall mean the P2 model manufactured by Licensor which makes use of the Process in order to produce oxygenated water. Each individual unit of such equipment shall be referred to as a "Unit".

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          1.5.  "Products" shall mean Licensee's products in the field of drinks and beverages, encompassing only the following products:

               A. Life O2 Water bottled and packaged with the Life O2 label as approved by Licensor pursuant to Section 7.5 of this Agreement.

               B. All other Life O2 drinks and beverages bottled or otherwise packaged by Licensor, its affiliates and licensees utilizing the Process, such beverages to be pre-approved by Licensor.

          1.6. "Territory" shall mean the Peoples' Republic of China (including Hong Kong), Taiwan, Indonesia and Singapore.

          1.7.   "Purpose  of  this   Agreement"   shall  mean  the  processing,
     production, promotion and sale of the Products in the Territory.

          1.8. "Confidential Information" shall mean all confidential and proprietary information disclosed by Licensor to Licensee, including this Agreement, and all information related to the Process, the Intellectual Property, the Equipment, Licensor technology, know-how, current products, future products, potential products, drawings, intellectual property, services marketing and other business information, whether disclosed orally or in writing, and shall, without limiting the foregoing, specifically include all information marked as "Confidential" or "Proprietary".

     2. Confidential Information.

          2.1. Licensee agrees, at all times, to promptly furnish to Licensor any and all information it develops, maintains or otherwise has knowledge of with respect to the Process and Products and grants to Licensor the irrevocable right to use such information.

          2.2. Without limiting the generality of the foregoing paragraph, if, at any time, Licensee files information with any governmental agency (for example, the Food and Drug Administration (the "FDA")), Licensee shall furnish Licensor all such information developed by Licensee relating to the Process and its inclusion in the Products, prior to such filings.

          2.3. Licensee agrees to hold all Confidential Information in strict confidence. Licensee may disclose the Confidential Information to its responsible employees, consultants, sub-licensees, contractors and affiliates who require such information in order to carry out the Purpose of this Agreement. Licensee agrees to instruct all such parties regarding the foregoing obligations. Licensee agrees that it shall take all reasonable measures to protect the confidentiality of and avoid disclosure or use of Confidential Information in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized hereunder to have any such information, which measures shall include the highest degree of care that Licensee utilizes to protect its own confidential information of a similar nature. The obligation of confidentiality imposed by this Section 2.3 shall be in effect for the term hereof, as extended, plus fifteen (15) years. The foregoing obligations shall not apply to any Confidential Information which Licensee can demonstrate by written records: (i) relates to disclosures by Licensee required by governmental agencies, such as the FDA; or (ii) is disclosed in any of the Patents; or (iii) is or becomes publicly known through no wrongful act of Licensee; or (iv) is disclosed to Licensee by a third party not under an obligation of confidentiality to Licensor; or (v) was known by Licensee prior to the disclosure thereof by Licensor. Licensee's obligation to keep Confidential Information confidential shall not terminate upon the termination of this Agreement.

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          2.4. Licensee agrees that for a period of five (5) years following the termination of this Agreement, Licensee shall not use the Process or the Units in any manner to manufacture, sell, or distribute any products, including beverages, fortified with oxygen, whether or not in competition with Licensor. Furthermore, during the term hereof, Licensee shall only be permitted to manufacture, sell, or distribute such products under the terms of and subject to this Agreement.

     3. Grant of License.

          3.1. Licensor hereby grants to Licensee the exclusive right and license (the "License") to use the Process and the Intellectual Property for the Purpose of this Agreement, to make or have made, use and sell, with the right of purchasers to resell, throughout the Territory, Products for a period of five (5) years (the "Initial Term") effective the date hereof; provided, however, that for purposes of calculating the commencement date of the first year of the Initial Term (the "First Year"), the First Year shall commence on the earlier of the first day that Licensee produces the Product for sale or resale or thirty (30) days after the Units are received by Licensee at its plant site. It being agreed also that the First Year shall be thirteen (13) months in duration. Nothing contained herein shall be deemed to grant to Licensee the right or license to make use of the Process for any other purpose within or outside of the Territory nor permit others to do so.

               3.1.1. The License shall include the right of Licensee to sublicense to any subsidiary of Licensee or any other third party, subject to the prior approval of Licensor which shall not be unreasonably delayed or withheld, provided that such sublicensee agrees to be bound by all of the obligations of Licensee and all of the provisions of this Agreement as if such sublicensee was the same as Licensee.

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         3.2.     Extension of Term.

               3.2.1. At Licensee's election, Licensee may extend the term of this Agreement for an additional term of five (5) years (the "First Renewal Term") by giving notice to the Licensor not later than ninety
          (90) days prior to the expiration of the Initial Term, provided that this Agreement has not been previously terminated and further provided that Licensee, on the commencement of the First Renewal Term, is not in breach of any material terms of this Agreement.

               3.2.2. Licensee shall have the right to extend further the term of this Agreement for successive five (5) year terms (each a "Succeeding Renewal Term"), commencing on the expiration of the First Renewal Term by giving notice to the Licensor not later than ninety
          (90) days prior to the expiration of the First Renewal Term, provided that this Agreement has not been previously terminated and further provided that Licensee, on the commencement of such then-current Succeeding Renewal Term, is not in breach of any material terms of this Agreement.

          3.3 Additional License Grants. Licensor hereby grants to Licensee the sole right of first option for the exclusive right and license to use the Process in the fields of aquaculture, bioremediation and waste water treatment in the Territory for a period of two (2) years from and after the commencement of the First Year. For purposes of the preceding sentence, the phrase "right of first option" shall mean the Licensee shall have an exclusive option to license the Process from Licensor in the fields and Territory set forth above subject to mutually acceptable terms and conditions.

     4. Use of Units.

          4.1. Within three (3) months of Licensee's request, Licensor shall provide to Licensee the number of Units requested by Licensee and an operations manual therefor (the "Original Units") to be used for the manufacture of the Products. The Original Units shall be shipped to such plant location as indicated by Licensee ("Licensee's Plant"). The Original Units shall be installed at Licensee's Plant(s) by Licensor's technician. The Original Units shall be shipped FOB Licensor's closest manufacturing facility to Licensee's Plant(s), with all costs for shipment of the Units to be borne by Licensee. Licensee shall pay for or reimburse Licensor for all actual expenses associated with the installation, including travel, hotel and incidental expenses, as reasonably incurred, for Licensor's technician. Licensor shall provide the installation services and time of the technician at no cost to Licensee.

          4.2. The Units shall be the property of the Licensor, and shall bear serial numbers recorded by the Licensor and acknowledged by Licensee prior to shipment. Licensee shall pay to Licensor a one time rental fee of the actual cost of manufacture for each Unit to be paid upon installation of each Unit at Licensee's Plant(s). These payments shall be in addition to the Guaranteed Minimum Royalty payments to be paid by Licensee to Licensor in accordance with Section 5.2 below. For the First Renewal Term and for all succeeding renewal terms, Licensor shall have the option of increasing such rental fee by up to fifty percent (50%) over the rental fee for the preceding term for all additional Units installed.

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          4.3.  Licensor  represents  and warrants to Licensee that each Unit it shall deliver to Licensee will be fit for the purpose intended, will be of good and sound quality and be free from manufacturer's or design defects. Licensor warrants and will be responsible for each Unit for a five (5) year period commencing with the date of installation. Licensor shall provide the services of a technician for the normal maintenance of the Units, with Licensee responsible for paying or reimbursing Licensor for all actual expenses associated with such maintenance, including travel, hotel and incidental expenses for Licensor's technician. In the event that repairs are required due to the negligence, mishandling, or improper day-to-day use and maintenance of the Units by Licensee or its employees or agents, Licensee shall pay for all expenses associated with such repair, including the compensation for the technician's services. Licensee agrees to utilize the Units properly and in accordance with the guidelines and instructions contained in the operational manuals provided by Licensor. Licensor shall have the right, without prior notice, to inspect the Units whether or not they are in operation, at any time during normal business hours, or otherwise (provided that inspections outside of normal business hours shall require seven (7) days prior notice).

          4.4. In the event that the term of this  Agreement  extends beyond ten
     (10) years from the date of this Agreement, upon such ten (10) year anniversary, Licensor shall replace all Units installed at Licensee's Plant with the then-current models of Units. The replacement Units shall be installed at Licensee's Plant by Licensor's technician. All costs for shipment of the replacement Units will be borne by Licensee. Licensee shall pay for or reimburse Licensor for all actual expenses associated with the installation, including travel, hotel and incidental expenses for Licensor's technician. Licensor shall provide the installation services and time of the technician at no cost to Licensee.

          4.5. Licensee shall have the right to any improvements to the Equipment and to lease any new models of the Equipment or Units, if any, as and when such improvements are made and such models are ready for operation. The price for adding such improvements or leasing such new models ("New Models") shall be equal to Licensor's actual fully burdened cost for such New Model(s). Licensor's actual fully burdened cost shall not include any costs incurred by Licensor with respect to the development, manufacture or other expenses associated with the Equipment, the Units or New Model(s) as used for purposes other than the production of beverages (such as modifications for environmental uses of the equipment). Licensee shall receive a credit against the above described New Model lease price equal to the amount paid for any original Units replaced by the New Model(s), reduced on an amortized basis of 20% per year commencing with the date of installation of such original Units. By way of example, if the original Unit price was $25,000 and the Licensee replaces same exactly one year after the original Unit's installation, then the price for the new Model(s) shall be reduced to $20,000 (i.e., 20% of the original price has been depreciated off the original Unit). The New Models shall be the property of Licensor, and shall bear serial numbers recorded by the Licensor and acknowledged by Licensee (along with at least one complete operations manual per New Model) FOB from the Licensor's manufacturing facility closest to the Licensee's designated delivery site, with all costs of shipment to be borne by Licensee. The New Models shall be installed at Licensee's designated location by Licensor's technician. Licensee shall pay for or reimburse Licensor for reasonable travel, hotel and other incidental expenses if supported by receipts of Licensor's technician associated with the installation. Licensor shall provide the installation and time of the technician at no cost to Licensee.

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     5. Royalties; Minimum Guarantee.

          5.1. In consideration of the grant of the License and all other rights hereunder, and the use of the Units, during the Term of this Agreement, Licensee and/or its sublicensees shall pay to Licensor as royalties ("Royalties") an amount equal to five percent (5%) of the Gross Receipts (as defined below) collected in the First Year and seven (7%) percent of the Gross Receipts collected in each subsequent year of this Agreement. "Gross Receipts" shall be defined to mean the total annual gross sales of the Products sold in the Territory by Licensee exclusive of any customs, duties, federal, state or local taxes, tariffs, third party charges or any other fees of any kind. All customs, duties, federal, state or local taxes and/or tariffs paid by Licensee on the Royalties arising in the Territory shall be net against and deducted from Royalties paid to Licensor by Licensee. In the event that Licensee sells the Product to a related party, then such portion of the Gross Receipts relating to related party sales shall be calculated based on the assumption that the invoice price charged by Licensee for the Products sold to a related party is equal to the lowest invoice price charged by Licensee for the Products sold to an unrelated third party in the same country within the Territory to the extent the actual invoice price is lower.

          5.2. As a condition of maintaining the License, Licensee shall be required to pay to Licensor guaranteed minimum royalty amounts ("Guaranteed Minimum Royalties") in accordance with this section. All Guaranteed Minimum Royalties shall be applicable against the Royalties payable to Licensor under this Agreement. Licensee agrees to pay to Licensor all Guaranteed Minimum Royalties in accordance with the payment schedule set forth below:

               5.2.1. Four Hundred Thousand Dollars ($400,000) as the Guaranteed Minimum Royalty for the First Year payable upon execution of this Agreement. It being agreed that a $40,000.00 good faith deposit has previously been paid to Licensor by Licensee, receipt of which is hereby acknowledged, and shall be credited to the First Year Guaranteed Minimum Royalty.

               5.2.2. Five Hundred Thousand Dollars ($500,000) as the Guaranteed Minimum Royalty for the second year payable on the first business day of the second year.

               5.2.3. Six Hundred Thousand Dollars ($600,000) as the Guaranteed Minimum Royalty for the third year payable on the first business day of the third year.

               5.2.4. Seven Hundred Twenty Thousand Dollars ($720,000) as the Guaranteed Minimum Royalty for the fourth year payable on the first business day of the fourth year.

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               5.2.5.  Eight  Hundred  Sixty  Four  Thousand  ($864,000)  as the
          Guaranteed Minimum Royalty for the fifth year payable on the first business day of the fifth year.

          5.3. On or before the 10th day after the beginning of each calendar year quarter during the term hereof, and any extension thereof, Licensee shall deliver to Licensor a written statement, certified to be true and correct by the Chief Financial Officer of Licensee, setting forth (i) the Gross Receipts received for the Products during the preceding calendar year, (ii) the calculation of the Royalty amounts due under Section 5.1 above, and (iii) subtracting from the Royalties due any unapplied Guaranteed Minimum Royalties for that Royalty year actually paid to Licensor and any unapplied Unit Rental Fees actually paid to Licensor. At such time as the Royalties due to Licensor for any Royalty Year begin to exceed the Guaranteed Minimum Royalties paid for such year, giving a positive balance due on such statement, Licensee shall remit with each such statement a check in full payment of the Royalty amount due to Licensor. If Licensee fails to pay any sum due hereunder within ten (10) days after its due date, the amount owing will thereupon bear interest until paid at the rate of two percent (2%) above the prime rate per annum as established by First Union National Bank of Florida, with the amount of such interest calculated from such time as said amounts were initially due hereunder until they are actually paid. In no event shall the interest rate charged exceed the maximum rate allowable under the relevant provisions of the laws of Florida and Licensee's domicile. In addition, at the same time Gross Receipts are reported, Licensee shall report the open unshipped orders and prior months' bookings as of the close of the preceding calendar quarter.

          5.4. Licensee shall keep full and accurate books and records in sufficient detail so that Royalties can be properly calculated. At all times during the term of this Agreement and for twelve (12) months thereafter, Licensor, upon giving Licensee at least ten (10) days advance written notice of its intention to do so, shall have the right to inspect or audit all books and records of Licensee with respect to the Product. If any such audit shall disclose that Licensee has understated Gross Receipts or has underpaid Royalties for any reporting period, Licensee shall, within three (3) days of receipt of written demand therefor, pay to Licensor the amount, if any, by which the Royalties owing exceed Royalties paid, with interest at two percent (2%) over the prime rate, as described in Section
     5.3 above. In the event that Licensee has understated Gross Receipts in excess of five percent (5%) or underpaid Royalties in excess of five percent (5%) of the amount due, Licensee shall, within three (3) days of written demand therefor, pay to Licensor all costs, fees and expenses incurred by Licensor in conducting such audit, including without limitation, reasonable travel expenses.

     6. Licensor's Right to Terminate in Event of Nonmarketing of Licensed Use.

          6.1. Licensor shall have the right to terminate this Agreement in its entirety and the License granted herein in the event that (i) Licensee is not actively and substantially producing the Product within sixty (60) days of the installation of the Original Units, or (ii) Licensee fails to market such Product to the trade or the consumer in commercially reasonable quantities within sixty (60) days after the installation of the Original Units or during any thirty (30) day period thereafter.

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          6.2.  Termination of the license and this Agreement under this Section
     6 shall be effective immediately upon written notice from Licensor to Licensee of such termination.

     7. Licensor Rights; Quality Controls.

          7.1. The Products shall conform to such reasonable standards and specifications as Licensor and Licensee shall agree from time to time. Representatives of Licensor shall have the right, at all reasonable times upon reasonable notice, to inspect those aspects of Licensee's operations relating to the manufacture of the Products and the use of the Process, both at the Licensee's Plant(s) and elsewhere, to carry out the purposes of inspection. Any sublicense for the Product shall contain a provision for inspection by Licensor.

          7.2. Samples.

               7.2.1. Licensee shall submit for the Licensor's approval ten (10) initial samples of each Product, packaged and labeled in the form approved by Licensor under Section 7.5 hereof, at least fifteen (15) days before actually marketed.

               7.2.2. Quarterly, at other times upon reasonable request by Licensor, and at all times before any change is made in the packaging or content of any Product, Licensee, at its own expense, shall submit to the Licensor and without obligation on the part of Licensor to return same:

               (I) a reasonable number of samples (in no case less than ten) of each batch of Products of Licensee's production, packaged as it does or shall actually appear on the retail market; and

               (ii) a reasonable number of samples (in no case less than ten) of each label, tag, wrapper, carton, container, bottle and item of promotional and/or advertising material which the Licensee shall use in connection with each of the Products; and

               (iii)copies of reports  (which  must be no less  frequently  than quarterly or as reasonably requested by Licensor), prepared by professional food laboratories, which shall show whether or not the Products comply with the standards and specifications mutually agreed upon and with governmental requirements, if any; and

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               (iv) tear sheets of all media  advertising (as defined in Section
                    7.7  below)   together  with  a  statement  of  place(s)  of
                    publication and date(s) of the advertisement.

          7.3. Based upon the reports submitted under 7.2.2. (iii), if any material aspects of the Product fail to comply with the standards and specifications as mutually agreed upon, Licensee shall promptly proceed to correct such defects, in accordance with the standards and specifications.

          7.4. All of the Products shall be first quality, unadulterated food products, equal in taste, quality of ingredients and appearance to the sample submitted to the Licensor for preliminary approval, and in all events each Product processed, distributed and sold hereunder will be equal or superior in quality to the approved sample.

          7.5. The Product shall be packaged and labeled in accordance with the specifications of Licensor. Licensee shall not distribute the Product under any name other than "Life O2" or such other name as approved in writing by Licensor. Furthermore, prior to the dissemination by Licensee of any packaging, labeling, advertising or promotional materials concerning the Product or the Process, Licensee shall submit a specimen to the Licensor for approval and Licensee shall not disseminate any such Product or material without Licensor's prior written approval, which approval shall not be unreasonably withheld or delayed. Licensee shall include Licensor's "Life O2" logo indicating its particular process of oxygenation on Products which it sells in the Territory; provided, however, that the size and placement of such "Life O2" logo shall be at the reasonable discretion of Licensee after due consultation with Licensor and all applicable regulatory authorities. Licensee's "Life O2" logo shall be included in all of Licensee's advertising of any Product. The dimensions of such logo on the Product label and any other Licensee advertising of comparable size shall be no smaller than 7 millimeters by 5.6 millimeters without any border, and on all other Licensee advertising shall be no smaller than 1 centimeter by
     1.2 centimeters, surrounded by a non-printed border of at least one millimeter in thickness.

          7.6. Licensee shall deliver to Licensor, promptly upon its receipt of same, copies of all surveys, market studies, analyses, and the like concerning the Products, whether made by or for the Licensee or which shall otherwise come into Licensee's possession.

          7.7. During each of its fiscal quarters during the term of this Agreement, and any extensions thereof, the Licensee shall incur expenses for media advertising which, in the aggregate, equals a sum which is no less than five percent (5%) of the Gross Receipts for each fiscal quarter. Any deficiency in any fiscal quarter may be corrected by an expenditure in the calendar month immediately following such quarter in an amount equal to such deficiency, such expenditure to correct the deficiency not to be included in computing the advertising and promotion expenditure of the Licensee for the quarter in which actually incurred. The term "media advertising" shall not include any coop advertising or promotional payments or discounts, but rather, shall be expressly limited to placement by or on behalf of the Licensee for advertisements of the Products. Licensee shall present a copy of the advertising to Licensor prior to its dissemination for Licensor's prior written approval, which approval shall not be unreasonably withheld or delayed.

          7.8. Licensor agrees that, during each Royalty year during the term hereof, it shall dedicate five percent (5%) of the total aggregate amount of Royalties collected from Licensee hereunder to advertising, marketing, and/or consumer education designed, in Licensor's sole discretion, to increase marketplace awareness of the Process and the Products in the Territory (such amount being referred to herein as the "Advertising Amount"). Upon request of Licensee, Licensor shall make available to Licensee one-half (1/2) of the Advertising Amount, in the form of a credit against Royalties to be paid to Licensor hereunder (the "Advertising Credit"); provided, however, that, subject to Section 7.8.1. hereof, in no event shall the sum of the Advertising Credit and the Advertising Amount exceed five percent (5%) of the aggregate amount of Royalties paid by Licensee in the previous Royalty year, and provided, further, that (i) Licensor's "Life O2" logo shall be displayed in connection with such advertising in accordance with the requirements of Section 7.5 above, and
     (ii) Licensee shall make no use of Licensor's logo or any Intellectual Property of Licensor, including, without limitation, trademarks, service marks or the like, which would diminish the value of the same.

               7.8.1. In addition to the Advertising Credit, Licensee shall be entitled, upon request, to receive an additional Advertising Credit (the "Additional Credit") of one percent (1%) of Royalties paid by Licensee for each 1,000,000 cases of Product sold during the previous year, up to an aggregate limit of ten percent (10%) of such Royalties, which aggregate limit shall include the Advertising Credit in its calculation. Licensee's eligibility for such Additional Credit shall be governed by the same terms as govern the Advertising Credit.

     8. Insurance.

          8.1. Within five (5) days of the date of installation of the Original Units, the Licensee shall submit to Licensor proof, in form and substance satisfactory to Licensor, that the Licensee has purchased comprehensive liability insurance, or the equivalent in the Territory, in an amount not less than $10,000,000 for personal injury and $1,000,000 for property damage, for each occurrence related to the Products, subject to all applicable legal limitations within the Territory. The Licensee shall maintain such insurance in full force and effect at all times when selling the Products and coverage shall survive termination of the License granted hereby for any previously manufactured Products. Such insurance coverage shall insure the Units at the Licensee's Plant(s), with acknowledgment in the insurance policy that such Units are the property of Licensor. Each insurance shall name the Licensor as an additional insured party and shall require the insurer to give Lessor at least thirty (30) days notice of cancellation before any cancellation shall be effective as to the Licensor. Licensee shall submit to the Licensor proof of renewal of such insurance coverage at least thirty (30) days prior to the expiration date of any such policy. The Licensee shall request each contractor and subcontractor which renders services to the Licensee with respect to the Products to provide substantially similar insurance protection.

     9. Termination.

          9.1. This Agreement and the license granted hereunder shall terminate at the expiration of the Initial Term or any renewal term hereof, unless terminated earlier in accordance with this Section 9.

          9.2. This Agreement may be terminated upon notice:

               9.2.1. by Licensor pursuant to the terms of Section 6 hereof; or

               9.2.2. by Licensor, in the event that the Licensee shall failed to either remit Royalties in full when due (subject to Section 9.3 below), or intentionally and willfully failed to fully and fairly report Gross Receipts, which failure shall be discerned by Licensor pursuant to the audit rights provided by Section 5.5.

               9.2.3. by either party, if the other party has breached or failed to punctually perform any of its duties or obligations under this Agreement and such breach remains uncured, is not in the process of being cured or such failure to perform continues for at least thirty
          (30) days after the aggrieved party has given notice to the other; or

               9.2.4. by the Licensor, if Licensee is insolvent or becomes the subject of a voluntary or involuntary petition in bankruptcy for its reorganization or liquidation and does not post a bond, or makes any assignment for the benefit of its creditors, or if a trustee or receiver of its property is appointed, or if Licensee takes or is subjected to any other similar action based upon its inability to meet its financial obligations; or

               9.2.5. by the Licensor, if there is a sale of substantially all of the assets or a majority of the shares of the Licensee, or if there is a change in control of the Licensee by contract, a change of management or otherwise.

          9.3. Section 9.2.2. notwithstanding, a notice of termination based upon nonpayment or underpayment of Royalty shall be deemed withdrawn in the event that the Licensee shall pay such unpaid amount within three (3) days with interest from the date originally due at fourteen percent (14%) per annum; provided, however, that the Licensee shall be able to effectuate such Royalties in excess of one (1) time in any such period shall result in the notice of termination as to any additional default being final, binding and noncurable.

          9.4. If the Initial Term (or renewal term, if applicable) expires or if the Agreement is terminated, all rights of the Licensee (and sublicensees, if any) under this Agreement shall cease and the Licensee shall cease (and cause the sublicensees to cease) to use the Process or the Units and shall cease the manufacture, use or sale of the Products, the Licensee concurring that any such continued manufacture, use or sale shall, in and of itself, cause irreparable injury to Licensor. Furthermore, Licensee shall immediately return to and/or surrender control of the Units to Licensor, who shall be granted the right to enter the Licensee's Plant(s) to remove all of the Units provided to Licensee hereunder. In such event, Licensee shall be obligated to assist Licensor with the removal of such Units, to the extent requested by Licensor. Notwithstanding the above, in the event that Licensee has any inventory of Products remaining at the effective date of termination hereof, Licensee shall offer to sell such inventory to Licensor at Licensee's actual purchase price thereof, and if Licensor elects not to purchase such inventory, Licensee shall have a period of six (6) months from the date of termination hereof in which to sell the remaining Products.

          9.5. Notwithstanding any termination of this Agreement and exercise of any rights or remedies hereunder, the following rights and obligations shall survive any such termination or exercise of rights to the degree necessary to permit their complete fulfillment or discharge:

               9.5.1. the Licensor's right to receive or recover, and the Licensee's obligation to pay, all Royalties as may be due and payable at the time of such termination, or as may become due and payable after such termination, and any adjustments in payments required thereafter as a result of any audits under Section 5.5; and

               9.5.2. Licensee's obligations under Section 2 hereof;

               9.5.3.  Any  other  rights  and  obligations   intended  in  this
          Agreement to survive termination.

     10. Improvements to Unit and Process.

          10.1. Licensee acknowledges that any and all improvements, inventions, modifications, technology or development (collectively "Improvements") made by Licensee, its employees and agents, to the Units and/or Process, if any, shall be the sole and exclusive property of Licensor and that Licensor shall have the right to use, refrain from using, change, modify, add to, subtract from and to file for any patents for the Improvements or any of them in any manner and in any and all countries throughout the world, in perpetuity, as Licensor in its sole discretion shall determine. Licensee hereby irrevocably and exclusively assigns to Licensor, in perpetuity, all rights (including without limitation all patents and renewals and extensions thereof) in and to such Improvements. Licensee further agrees to execute and cause its employees to execute any and documents (including without limitation assignments, declarations and affidavits) requested by Licensor or Licensor's attorneys in furtherance of the provisions of this paragraph. Licensee hereby grants to Licensor its irrevocable power of attorney, coupled with an interest, to execute, in Licensee's name, any and all documents required under this paragraph. Notwithstanding the foregoing, Licensee shall have the right to use such Improvements within the scope of the License without any escalation in royalty.

     11. Representations and Warranties; Indemnification.

          11.1. Each party hereto represents and warrants the following:

               11.1.1. Each party is a corporation, duly incorporated, in good standing and authorized to transact business in the jurisdictions in which the respective corporations transact business.

               11.1.2. Each party hereto has taken the necessary corporate action to properly authorize and bind the corporation to the terms and conditions hereof. Nothing contained in the Agreement shall violate any of the Articles of Incorporation, By-Laws or any other agreement or arrangement of the respective corporations.

               11.1.3.  To  the  best  of  the  parties'  knowledge  nothing  in
          existence   prevents  them  from  entering  into  this   Agreement  or
          performing under this Agreement.

          11.2. Each party ("Indemnifying Party") agrees to indemnify, hold harmless, reimburse and defend the other party ("Indemnified Party") at all times against any claim, costs, expense, liability, obligation, loss, damage or judgment (including legal fees) of any nature (collectively referred to as "Claim"), incurred by or imposed upon the Indemnified Party which results, arises out of or is based upon any misrepresentation by the Indemnifying Party. The Indemnified Party shall send notice to the Indemnifying Party of any Claim, and within ten (10) business days thereafter counsel for the Indemnified Party and counsel for the Indemnifying Party shall determine if the Indemnifying Party shall assume the defense of the Claim; provided, however, the failure to give notice shall not affect the Indemnified Party's rights hereunder so long as the Indemnified Party vigorously defends the Claim.

          11.3. Licensor represents and warrants to Licensee that the Equipment and each Unit shall be of good material and workmanship, shall be fully operational and in good working order free and clear of any defects (normal wear and tear excepted), shall be fit and sufficient for the purpose intended, and shall meet or exceed the minimum specifications described in Exhibit A attached hereto and made a part hereof.

     12. Miscellaneous.

          12.1. The terms of this Agreement are contractual, not mere recitals. This Agreement is the result of protracted, arms-length negotiation between the parties, each of whom has participated in the drafting hereof, through their respective attorneys or legal representatives. The rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          12.2. This Agreement shall, in all respects, be governed by the laws of the State of Florida applicable to agreements executed and to be wholly performed within the State of Florida. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

          12.3. The captions appearing at the commencement of the paragraphs hereof are descriptive only and are for convenience and reference and shall not be construed as part of this Agreement. Should there be any conflict between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this document.

          12.4. The relationship between the parties hereto is contractual only, and nothing contained in this Agreement shall be construed so as to create a joint venture or partnership between the parties hereto or a third party beneficiary relationship to any third party. Furthermore, nothing contained herein shall be deemed to create any franchise rights in Licensee; this Agreement is not a franchise and does not include payment of a franchise fee, and does not require distribution of the Product under the control or plan of Licensor.

          12.5. Any loss or damage, or delays in or failure of performance by either party hereto shall not constitute default hereunder or give rise to any claims for damages if, but only to the extent that, such loss, damage, delay or failure is caused by "Force Majeure." As herein used, the term "Force Majeure" means: war, mobilization, revolution, civil commotion, riots, strikes, lockouts, floods, hurricanes, similar storms or other extraordinary actions of the elements, acts of God or the public enemy, acts of civil or military authorities, interruption of transportation facilities, fire and any other cause which is beyond the reasonable control of the party whose performance is affected and which, by the exercise of reasonable diligence, such party is unable to prevent.

          12.6. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by person, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication be given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

            If to the Licensor:          Life International Products, Inc.
                                         Attn: Duane DuCharme
                                         8889 Pelican Bay Boulevard, Suite 301
                                         Naples, Florida 34108
                                         Telephone: 941-592-9788
                                         Facsimile:  941-592-9787

            If to Licensee:              Seven Star International Holding, Inc.
                                         Attn: Li Kam Chung
                                         Room 1810-1814 Hang-Lung Centre
                                         2-20 Paterson Street, Causeway Bay
                                         Hong Kong
                                         Telephone: (852) 2895-5698
                                         Facsimile:  (852) 2577-8201


Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner provided hereby to the other party or parties hereto.

          12.7. No reliance upon or waiver of one or more provisions of this Agreement shall constitute or be deemed a waiver of any other provisions hereof or of any subsequent breach of the same or any other provision.

          12.8. This Agreement may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument. Any signed copy of this document or of any other document or agreement referred to herein, or copy or counterpart thereof, delivered by facsimile transmission shall for all purposes be treated as if it were delivered containing an original manual signature of the party whose signature appears in the facsimile, and shall be binding upon such party in the same manner as though an originally signed copy had been delivered.

          12.9. No amendment, change or modification of this Agreement shall be valid unless in writing and signed by all of the parties in interest at the time of such amendment, change or modification.

          12.10. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

          12.11. Nothing contained herein is intended to or shall be construed so as to limit the remedies which any party hereto may have against any other party hereto in the event of a breach by any party of any representation, warranty, covenant or agreement made under or pursuant to this Agreement, it being intended that any remedies shall be cumulative and not exclusive. Without limiting the generality of the foregoing, the rights granted to Licensee pursuant to this Agreement are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. As such, Licensor may seek, but shall not be limited to, equitable relief, by injunction or otherwise, in the event of a default by Licensee.

          12.12. The parties hereto intend this Agreement, together with any related documents referred to in this Agreement, to constitute the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby and intended to be terminated and canceled in their entirety.

     IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date first written above.

"Licensee"                                   "Licensor"

SEVEN STAR INTERNATIONAL                     LIFE INTERNATIONAL PRODUCTS, INC.
   HOLDING, INC.

By: /s/  Frank Falco                         By: /s/  Duane DuCharme
   ----------------------                       -----------------------------
     Frank A. Falco                               Duane DuCharme
     Vice Chairman/COO                            President/CEO


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